Exhibit 99.1
Unica Announces Results for Fiscal 2006 Third Quarter
WALTHAM, Mass — August 3, 2006 – Unica® Corporation (Nasdaq: UNCA), a leading global provider of Enterprise Marketing Management (EMM) solutions, today announced financial results for its fiscal third quarter ended June 30, 2006.
For the third quarter of fiscal 2006, Unica reported record total revenue of $21.7 million, an increase of 33% compared with the third quarter of fiscal 2005. License revenue increased 42% to $10.5 million and maintenance and services revenue increased 25% to $11.2 million from the prior year quarter. For the third quarter of fiscal 2006, maintenance revenue was $8.3 million, an increase of 28% from the prior year quarter, and services revenue was $2.9 million, an increase of 17% from the prior year quarter.
Yuchun Lee, chief executive officer of Unica Corporation, stated, “I am very pleased with the Company’s performance in the third fiscal quarter, which was highlighted by record license revenue and very strong growth.” Lee added, “Unica is consistently recognized as the leader in the EMM market, and we are making the necessary investments to maintain and extend this leadership position as market awareness and demand increases. We believe that other vendors cannot match Unica’s leading technology and ability to meet the market’s growing desire to purchase a broad EMM suite from a single vendor. Moreover, the strength of each application within our suite is evidenced by our leadership position in campaign management coupled with the growing traction of our MRM and internet marketing solutions.”
For the third quarter of fiscal 2006, Unica reported a loss from operations, in accordance with generally accepted accounting principles (GAAP), of $238,000. GAAP loss from operations includes $1.0 million in non-cash stock compensation expense and $721,000 in amortization of acquired intangibles. GAAP net income for the fiscal third quarter of 2006 was $215,000, resulting in GAAP net income per diluted share of $0.01, compared to $0.05 in the same period last year.
For the third quarter of fiscal 2006, non-GAAP income from operations, which excludes stock-based compensation expense and amortization of acquired intangibles, was $1.5 million, or a non-GAAP operating margin of 7%. Based on an estimated 29% non-GAAP effective tax rate, non-GAAP net income was $1.4 million in the third quarter of fiscal 2006, resulting in non-GAAP diluted earnings per share of $0.07, compared to $0.08 in the same period last year.
Non-GAAP diluted earnings per share assumes the conversion of Unica’s preferred stock into common shares for the fiscal third quarter of 2005. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
As of June 30, 2006 Unica had cash, cash equivalents, and short-term investments of $42.1 million, an increase from $39.4 million at March 31, 2006. The Company generated $1.7 million in cash from operations in the three months ended June 30, 2006, and $9.2 million for the first nine months of fiscal 2006. At June 30, 2006, deferred revenue was $31.4 million, representing an increase of 32% on a year-over-year basis.
Ralph Goldwasser, chief financial officer of Unica, stated, “In addition to delivering strong top line growth, we are very pleased with the company’s ability to generate strong cash flow while making investments to deliver on our EMM vision.”
Additional Third-Quarter Business Highlights:
•	Continued to achieve success and growth with industry leaders across a broad range of vertical markets, including financial services, retail, travel, and business services. New customers from these sectors included Macy’s, Payless Shoe Source, Inc., Expedia, Inc. and PTK Centertel, a subsidiary of French Telecom. In addition, the Company added several new web-analytics customers, including, Procter & Gamble, Honda of Canada, ABN AMRO, Foxwoods Resort Casino and Columbia University. Unica also added several new MSP channel partners, both in North America and Europe, including Abacus and Wegener.

•	Announced the availability of Affinium NetInsightTM, an enterprise-level web analytics solution, which enables cross-channel information integration. Affinium NetInsight delivers significant enhancements in the product’s enterprise capabilities and integration with other modules within the overall Affinium suite.

•	Positioned in the “Visionaries” quadrant of Gartner, Inc.’s first “Magic Quadrant for Enterprise Marketing Management, 2006.”

•	Held its fifth annual Marketing Innovation Summit for customers from around the world. The three-day, sold-out event, held on May 7 through May 9, drew more than 450 attendees from 11 countries.

•	Named as a Finalist for the 2006 Mass Technology Leadership Awards, which honor Massachusetts companies and individuals who best exemplify leadership and excellence in business and technology.

•	Obtained a non-exclusive world-wide license to certain patents owned by NetRatings related to web-analytics in exchange for a one-time fee of $1.5 million as part of a patent litigation settlement previously disclosed by the Company on Form 8-K on July 3, 2006.
Financial Outlook
Outlook for the quarter ending September 30, 2006, and update for the fiscal year ending September 30, 2006:
Fourth Quarter of Fiscal 2006
•	Revenue: Targeting between $23.0 million and $23.5 million with a certain amount of variability

•	Non-GAAP Operating Income: Expected to be between $2.2 million and $2.3 million with a certain amount of variability

•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.08 based on an estimated weighted average of 20.5 million shares outstanding and an estimated non-GAAP effective tax rate of 35.5%
Fiscal Year 2006
•	Revenue: Targeting between $81.1 million and $81.6 million, with certain amount of variability related to fourth quarter actual results

•	Non-GAAP Operating Income: Expected to be between $7.6 million and $7.7 million, with a certain amount of variability related to fourth quarter actual results

•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.31, based on an estimated weighted average of 20.5 million shares outstanding and an estimated non-GAAP effective tax rate of 33%
The preceding forward-looking information with respect to non-GAAP operating income and earnings per share for fiscal year 2006 excludes stock-based compensation expense in an estimated amount of between $3.0 million and $3.1 million, as well as the write-off of in-process research and development related to the Sane Solutions acquisition in an estimated amount of approximately $4.0 million and the amortization of intangibles arising from business combinations in an estimated amount of approximately $ 1.8 million.
Conference Call Details
Unica will discuss its quarterly results and related matters via teleconference today, August 3, 2006, at 5:00 p.m. (EDT). To access this call, dial 800-289-0494 (domestic) or 913-981-5520 (international). Additionally, a live webcast of the conference call will be available on the “Investor Relations” page of the Company’s Web site, www.unica.com.
A replay of this conference call will be available from 8:00 p.m. EST on Thursday, August 3, 2006 through 11:59 p.m. EST on Thursday, August 17, 2006 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 8619040. An archived webcast of this conference call will also be available on the “Investor Relations” page of the Company’s Web site, www.unica.com.

Non-GAAP Financial Measures
Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical and estimated future non-GAAP operating income, net income, effective tax rate, and earnings per share.
Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both a historic and a forward-looking basis, these non-GAAP measures exclude:
•	Expense associated with the write-off of in-process research and development and amortization of intangible assets related to acquisitions, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.
•	Expense associated with stock-based compensation related to stock options, the Company’s employee stock purchase plan and restricted stock units because, while stock-based compensation is a significant ongoing expense affecting the Company’s results of operations, the Company’s management excludes stock-based compensation from the Company’s forecasting and planning process used to allocate resources. Additionally, the Company believes that excluding this expense could be helpful in comparing the Company’s financial results to previous periods because prior to the adoption of FAS 123R on October 1, 2005, stock option expense was recorded in the statement of operations based on intrinsic value, not fair value. Finally, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that excluding stock-based compensation may enable useful comparisons of the Company’s operating results to its competitors.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.
About Unica
Unica Corporation is a leading global provider of Enterprise Marketing Management (EMM) software designed to help businesses increase their revenues and improve the efficiency and measurability of their marketing operations. Unica focuses exclusively on the needs of marketing organizations and its Affinium® software addresses the principal functions of EMM including marketing and customer analytics, demand generation and marketing resource management. More than 400 companies in a wide range of industries use Unica software to manage the complexities and processes of marketing and to facilitate the operations of a customer-centric business. Unica’s customers include ABN AMRO, Capital One, Choice Hotels, Comcast, Lands’ End, Nordstrom, Reader’s Digest, Scotiabank and Vodafone. Unica has offices across the United States, including its corporate headquarters in Waltham, Massachusetts, as well offices in the United Kingdom, France, Germany, Singapore and India. For more information, call 781-839-8000 or visit www.unica.com.
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Note to Editors: Copyright 2006 Unica Corporation. Unica, the Unica logo, and Affinium are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements
Information provided in this press release contains forward-looking statements that relate to future events and the future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including but not limited to the possibility that the market for enterprise software does not develop as anticipated; lower than expected sales due to competitive factors; the timing of Unica’s customers’ purchasing decisions or other factors; the long sales cycle for Unica’s software; a failure by Unica to develop new software products and enhance existing products; failure to retain key staff; a failure by Unica to maintain historical maintenance renewal rates; difficulties that the Company may encounter in its integration of acquired companies; customer and industry analyst response to Unica’s strategic direction may change; perceived market opportunities may change or not exist; the internet marketing sector may not grow as quickly as Unica expects; the Company’s strategy of differentiating itself through expanding its presence in the internet marketing sector may not result in extending its leadership position in the EMM market; the Company may not continue to deliver year-over-year growth in revenue and profitability; the Company may not continue to generate cash from operations; the Company’s financial projections may be incorrect; costs and expenses, particularly those related to Sarbanes-Oxley compliance may continue to increase; and failure to properly protect Unica’s proprietary rights and intellectual property may damage the Company. These and other important risk factors listed in the Company’s most recent Annual Report on Form 10K and most recent Quarterly Report on Form 10-Q could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.
Contacts:

MEDIA:	INVESTORS:
Laura Hindermann	Kori Doherty
Greenough Communications	Integrated Corporate Relations
617-275-6519	617-217-2084
lhindermann@greenoughcom.com	kdoherty@icrinc.com

Source: Unica Corporation

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	June 30,
	2005	2006
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,754	$38,191
Restricted cash	144	248
Short-term investments	16,172	3,629
Accounts receivable, net of allowance for doubtful accounts of $569 and $568, respectively	15,220	18,772
Purchased customer receivables	—	971
Deferred tax asset, net of valuation allowance	926	853
Prepaid expenses and other current assets	1,002	2,787

Total current assets	77,218	65,451

Property and equipment, net	1,630	2,191
Purchased customer receivables, long-term	—	1,785
Intangible assets, net	253	7,952
Goodwill	2,337	20,915
Deferred tax asset, long term	—	1,713
Other assets	166	398

Total assets	$81,604	$100,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,356	$3,076
Accrued expenses	9,241	13,784
Short-term deferred revenue	21,323	26,952

Total current liabilities	31,920	43,812

Long-term deferred revenue	3,311	4,475

Total liabilities	35,231	48,287

Commitments and contingencies
Stockholders’ equity:
Common stock	189	195
Additional paid-in capital	44,927	50,677
Retained earnings	1,097	1,003
Accumulated other comprehensive income	160	243

Total stockholders’ equity	46,373	52,118

Total liabilities and stockholders’ equity	$81,604	$100,405

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2005	2006	2005	2006
Revenue:
License	$7,416	$10,509	$21,358	$27,507
Maintenance and services	8,950	11,198	24,953	30,636

Total revenue	16,366	21,707	46,311	58,143

Costs of revenue(1):
License	266	686	679	1,395
Maintenance and services	2,854	3,853	7,843	9,941

Total cost of revenue	3,120	4,539	8,522	11,336

Gross profit	13,246	17,168	37,789	46,807

Operating expenses(1):
Sales and marketing	6,586	8,992	20,050	23,497
Research and development	3,073	4,775	8,483	12,159
General and adminstrative	1,863	3,197	4,913	8,148
In-process research and development	—	—	—	4,037
Amortization of intangible assets	114	442	350	715

Total operating costs and expenses	11,636	17,406	33,796	48,556

Income (loss) from operations	1,610	(238)	3,993	(1,749)
Other income:
Interest income, net	119	401	283	1,466
Other income (expense), net	(146)	38	(25)	(72)

Total other income (loss)	(27)	439	258	1,394
Income (loss) before income taxes	1,583	201	4,251	(355)
Provision for (benefit from) income taxes	512	(14)	1,446	(261)

Net income (loss)	$1,071	$215	$2,805	$(94)

Net income (loss) per common share:
Basic	$0.06	$0.01	$0.15	$0.00

Diluted	$0.05	$0.01	$0.13	$0.00

Shares used in computing net income (loss) per common share:
Basic	10,092	19,472	9,853	19,164

Diluted	11,367	20,329	11,374	19,164

(1)	Amounts include stock-based compensation expense as follows:

Cost of maintenance and services revenue	$25	$101	$75	$172
Sales and marketing expense	41	280	133	489
Research and development expense	22	214	70	454
General and administrative expense	30	444	90	916

Total stock-based compensation expense	118	1,039	368	2,031

UNICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended
	June 30,
	2005	2006
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$2,805	$(94)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	587	777
Amortization of intangible assets	350	1,115
In-process research and development	—	4,037
Non-cash stock-based compensation charge	368	2,031
Deferred tax benefit	(63)	(1,640)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable, net	(704)	(2,387)
Prepaid expenses and other current assets	(36)	(1,255)
Other assets	(112)	(1,457)
Accounts payable	51	1,300
Accrued expenses	990	(717)
Deferred revenue	3,591	7,521

Net cash provided by operating activities	7,827	9,231

Cash flows from investing activities:
Purchase of property and equipment, net of acquisitions	(870)	(1,019)
Net cash paid for acquisitions	—	(28,286)
Sales and maturities of short-term investments	—	21,942
Purchase of short-term investments	—	(9,396)
Decrease (increase) in restricted cash	144	(104)

Net cash used in investing activities	(726)	(16,863)

Cash flows from financing activities:
Payment of deferred offering costs	(1,541)	—
Tax benefit related to exercised stock options	—	816
Proceeds from exercise of stock options	623	1,104

Net cash (used in) provided by financing activities	(918)	1,920

Effect of exchange rate changes on cash and cash equivalents	(98)	149

Net increase (decrease) in cash and cash equivalents	6,085	(5,563)
Cash and cash equivalents at beginning of period	23,773	43,754

Cash and cash equivalents at end of period	$29,858	$38,191

Supplemental disclosure of cash flow information:
Income taxes paid	$1,228	$1,651

Supplemental disclosure of non-cash investing and financing activities:
Accretion of preferred stock dividends	$757	$—

UNICA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2005	2006	2005	2006
Non-GAAP financial measures and reconciliation:

GAAP income (loss) from operations	$1,610	$(238)	$3,993	$(1,749)
Add: Stock-based compensation	118	1,039	368	2,031
Add: In-process research and development and amortization of intangible assets	114	721	350	5,151

Non-GAAP income from operations	$1,842	$1,522	$4,711	$5,433

GAAP net income (loss)	$1,071	$215	$2,805	$(94)
Less: Difference in tax rate (2)	6	(69)	27	(148)
Add: Stock-based compensation, net of tax (2)	80	738	245	1,381
Add: In-process research and development and amortization of intangible assets, net of tax (2)	77	512	233	3,503

Non-GAAP net income	$1,234	$1,396	$3,310	$4,642

Diluted non-GAAP net income per share (3)	$0.08	$0.07	$0.21	$0.23

Shares used in non-GAAP per share calculation:
Diluted	15,504	20,498	15,554	20,343

(2)	Non-GAAP effective tax rates for the three and nine months ending June 30, 2006 were 29% and 32%, respectively versus GAAP effective tax rates of (7%) and 74%, reflecting the impact of discrete tax items. The non-GAAP tax provision excludes impact from the write-off of in-process research and development, amortization of intangibles arising from business combinations and stock-based compensation expense.

(3)	Non-GAAP weighted average shares outstanding for the three and nine months ended June 30, 2005 assumes the conversion of Unica’s preferred stock into 4,083 shares of common stock. As a result, earnings applicable to common shareholders are not affected by the accretion of preferred stock dividends, or allocation of earnings to preferred stockholders, as in the computation of GAAP EPS.